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                                                                      Exhibit 5
                               LATHROP & GAGE L.C.
                                   LAW OFFICES

2345 Grand Boulevard                                     1050/40 Corporate Woods
Suite 2500                                             9401 Indian Creek Parkway
Kansas City, Missouri 64108-2684                Overland Park, Kansas 66210-2007
816-292-2000, Fax 816-292-2001                    816-292-2000, Fax 913-451-0875
                                 John H. Calvert
                                  816-460-5807
              jcalvert@lathropgage.com or 72741.3656@compuserve.com

                                   May 4, 1998

Board of Directors
Midwest Grain Products, Inc.
1300 Main Street,
P.O. Box 130
Atchison Mission, Kansas 66002

Gentlemen,

     This relates to the legality of the shares of Midwest Grain Products, Inc (the "Company") common stock, no par value, to be distributed pursuant to the Midwest Grain Products, Inc. Stock Incentive Plan of 1996 (the 1996 Plan"), 1998 Stock Incentive Plan for Salaried Employees (the "1998 Plan") and the 1996 Stock Option Plan for Outside Directors (the "Directors' Plan" with all the plans collectively, the "Plans"), which shares of Common Stock you are seeking to register with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement").

     We have acted as counsel to the Company in connection with the adoption of the Plans, the authorization and issuance of the Company's Common Stock and the registration of shares of Common Stock of the Company under the Registration Statement.

     In rendering the opinions hereinafter expressed, we have examined and relied upon such records, documents, instruments, certificates of public officials, and certificates of officers of the Company, as we have deemed appropriate, including the Registration Statement, the Plan, resolutions authorizing the Plans, and copies of the Articles of Incorporation and Bylaws of the Company.

     Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

     We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

     Our opinions below are limited to the effect of the laws of the state of Kansas and the Federal laws of the United States. We express no opinion with respect to the effect of the laws of any other jurisdiction on the transactions contemplated by the Registration Statement or the Plans.

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May 4, 1998
Page 2

     Based on the foregoing, it is our opinion that:

     (1) the 1996 Plan and the Directors' Plan have been duly adopted by the Company and approved by the Stockholders of the Company and the 1998 Plan has been duly adopted by the Board of Directors of the Company, subject to subsequent stockholder approval;

     (2) if authorized but previously unissued shares of Common Stock of the Company or issued shares of Common Stock that are held by the Company in its treasury shall be issued by the Company pursuant to the 1996 Plan or the Directors' Plan in accordance with the terms thereof, and the said shares shall be distributed to the participants in the Plan pursuant to the provisions thereof, the said shares of Common Stock will be legally issued, validly outstanding, and fully paid and non-assessable.

     (3) if authorized but previously unissued shares of Common Stock of the Company or issued shares of Common Stock that are held by the Company in its treasury shall be issued by the Company pursuant to the 1998 Plan in accordance with the terms thereof, and the said shares shall be distrib uted to the participants in the Plan pursuant to the provisions thereof, and if the 1998 Plan is approved by stockholders of the Company prior to such issuance, the said shares of Common Stock will be legally issued, validly outstanding, and fully paid and non-assessable.

     We hereby consent to be named, in the Registration Statement, and amendments thereto, by which the securities to be issued pursuant to the Plan are registered with the Securities and Exchange Commission, and in any prospectus relating to the Plan, as counsel for the Company who has passed upon the legality of the securities registered thereby. We further consent to the filing of this opinion as an exhibit to the registration statement.


                                     Very truly yours,

                                     LATHROP & GAGE L.C.


                                 By:  s/John H. Calvert
                                     John H. Calvert